PURCHASE AGREEMENT

This Purchase Agreement ("Agreement"), supercedes and replaces any and all prior agreements by and between the parties related to the Series A preferred shares of InnovaQor, Inc., fully reflects the intended agreement of the parties to be effective as of Sept. 30, 2020 among Michael A. Littman, Atty., Defined Benefit Plan (the "Seller"), and TPT Global Tech, Inc. (the "Buyer"). This agreement supersedes any prior agreements or understandings.

W I T N E S S E T H:

A. WHEREAS, the Seller owns 500,000 restricted shares of Series A Preferred Stock of InnovaQor, Inc. ("INNOVAQOR" or the "Company").

B. WHEREAS, the Seller represents that the 500,000 shares of Series A Preferred Stock represents 100% of the Series A Preferred Stock outstanding of InnovaQor.

C. WHEREAS, the Series A Preferred Stock votes one for one, unless or until, there is a default under the terms of the Certificate of Designation at which time the Series A Preferred Stock has a right to vote a majority of all classes of stock outstanding or assume a control position in voting for all matters at hand.

D. WHEREAS, Buyer wishes to purchase 500,000 shares of the Series A Preferred Stock of INNOVAQOR (the "Purchase Shares"), owned by the Seller, and the Seller desires to sell the Purchase Shares to Buyer.

E. Both Buyer and Seller are aware that the Company's preferred stock is not quoted.

F. Both Buyer and Seller are aware that the Company has had a history of no revenue as a company and is exploring ways to increase its value which could include expanded internal operations, developing operating subsidiaries, finding a merger opportunity, or other methods which might help it with increased values. The company is in good standing at the State of Colorado, and the Series A Preferred shares are not tradable.

NOW, THEREFORE, it is agreed among the parties as follows:

ARTICLE I

THE CONSIDERATION

1.1 Subject to the conditions set forth herein, Seller shall sell to Buyer and Buyer shall purchase an aggregate of 500,000 Series A Preferred shares of INNOVAQOR from Seller. The purchase price for the shares to be paid by Seller to Buyer is $350,000.00 (the "Consideration"), paid herewith in the form of the Promissory Note due Nov 30, 2020 secured by a Pledge and Security Agreement and Stock Power attached hereto which is deemed full consideration for this Purchase. The Buyer agrees to make all efforts possible to file a registration statement by October 23, 2020 and pursue effectiveness by November 13, 2020 to register Buyer's common shares sufficient to pay the note balance in conversion of the note in the event it is not paid in cash. In the event of SEC review and comments which will delay the effectiveness, the note will be automatically extended until effectiveness, if and only if effectiveness of the registration is promptly pursued-delay by not providing information or financials promptly will trigger default. Stock must be issued within three business days of effectiveness. Note may be paid in cash at any time prior to issuance of stock. The number of shares which may be received in consideration for the $350,000 note is to be computed at the five day average price as specified under Rule 474 under the Securities Act of 1933 for the 5 days preceding the date of the request for acceleration of the effective date of the registration of the TPT common shares which may be issued in conversion. Upon effectiveness of the Registration statement, and delivery of the shares thereunder, this note shall be deemed paid in full.

CLOSING AND CONVEYANCE OF SHARES

1.2 The Purchase Shares shall be conveyed by Seller to Buyer with a duly executed assignment, concurrent with the delivery of the purchase consideration set forth hereinabove.

1.3 All parties agree that time is of the essence and agree that Closing Date is the date hereof subject to receipt of the executed note and the Pledge and Security Agreement, and Stock Power.

ARTICLE II

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER AS TO INNOVAQOR

Seller hereby represents, warrants and covenants to Buyer as follows:

2.1 INNOVAQOR is a corporation duly organized and validly existing under the secretary of the State of Delaware.

2.2 The Seller owns the Purchase Shares that the Seller is conveying pursuant to this Agreement beneficially and of record, free and clear of any lien, pledge, security share or other

encumbrance, and, upon payment for the Purchase Shares as provided in this Agreement, the Buyer will acquire good and valid title to the Purchase Shares, free and clear of any lien, pledge, security share or other encumbrance. None of the Purchase Shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof except for this Agreement. The Seller has full right and authority to transfer such Purchase Shares pursuant to the terms of this Agreement.

2.3 This Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and is a valid and binding agreement and obligation of Seller enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Seller has complete and unlimited power to enter into and to consummate the transactions contemplated by this Agreement.

2.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Seller will conflict with or result in a breach or violation of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over INNOVAQOR or Seller.

2.5 The representations and warranties of seller shall be true and correct as of the date hereof. Other than as contained in this Agreement, Seller makes no representations or warranties whatsoever to Buyer as to any matter relating to INNOVAQOR finances, stock, debts, or any other obligations.

2.6 No representation or warranty by the Seller in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

2.7 The Buyer has not received any general solicitation or general advertising regarding the shares of Seller's common stock.

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BUYER

3.1 The Buyer understands that the Purchase Shares have not been registered with the Securities and Exchange Commission, any state securities agency or any foreign securities agency, and further, which has not been approved or disapproved by the Securities and Exchange Commission, any state securities agency or any foreign securities agency.

3.2 The Buyer is acquiring the Purchase Shares solely for investment for its own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws

3.3 The Buyer understands the speculative nature and risks of investments associated with the Purchase Shares, and confirms that the Purchase Shares are suitable for and consistent with Buyer's investment program; that Buyer's financial position enables Buyer to bear the risks of this investment; and that there is no guarantee Buyer will be able to sell the Purchase Shares to another subsequent buyer.

3.4 Buyer affirms that Buyer will not transfer, encumber, sell, hypothecate, or otherwise dispose of the Purchase Shares in any way that will violate any federal and/or state securities laws.

3.5 Buyer has sufficient knowledge and experience in financial matters to evaluate the risks associated with Buyer's willing purchase of the Purchase Shares, and the Buyer considers himself or itself to be a sophisticated and knowledgeable purchaser, having extensive experience in investing in small and micro-cap securities.

3.6 Buyer is not a member of, or an associate or affiliate of a member of the Financial Industry Regulatory Authority.

3.7 Buyer acknowledges the Advisement and Waiver of Conflict of Interest between the parties previously signed shall apply to the terms contained herein, which changed terms are made at the specific request of TPT Global Tech, Inc.

ARTICLE IV

PROCEDURE FOR CLOSING

5.1 At the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VI, by Seller's assignment for the Purchase Shares being delivered, duly executed, for the 500,000 Series A Preferred shares of INNOVAQOR, and the delivery of the Consideration for Purchase to the Seller, including the Note and Security and Pledge Agreement and Stock Power together with delivery of all other items, agreements, stock powers, warranties, and representations set forth in this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO THE_CONSUMMATION OF THE PURCHASE

The following are conditions precedent to the consummation of the Agreement on execution hereof or before the Closing Date, as may be applicable:

6.1 Seller shall have performed and complied with all of his or her or its respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

6.2 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

6.3 All documents necessary to complete this sale shall have been deposited into escrow, and the consideration delivered.

ARTICLE VII

TERMINATION AND ABANDONMENT

7.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated at any time prior to or on the Closing Date:

(a) By mutual consent of parties;

(b) By Buyer, if any condition relating to the Seller has not been met;

(c) By Seller or Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby.

(d) By Buyer, if there is discovered any material error, misstatement or omission in the representations and warranties of Seller.

(e) By the Seller, if the deliveries of the buyer are not made in 3 business days.

ARTICLE VIII

CONTINUING REPRESENTATIONS AND WARRANTIES AND COVENANTS

8.1 The respective representations, warranties, and covenants of the parties hereto and the covenants and agreements of the parties hereto shall survive after the closing under this Agreement in accordance with the terms thereof.

8.2 There are no representations whatsoever about any matter relating to INNOVAQOR, Seller or any item contained in this Agreement, except as is contained in the express language of this Agreement.

8.3 Seller and its agents and attorneys shall have no liability whatsoever for any matter, omission or representation not specifically disclosed herein, and Buyer, as a specific inducement to Seller hereby releases Seller and his agents and attorneys and covenants not to sue Seller, his agents and attorneys, under any circumstances for any matter not specifically and expressly represented within this document.

8.4 Seller fully waives and releases any rights to the shares being sold hereby or to claim damages for lack of information form the Buyer or the Company, and covenants not to sue Buyer or the Company for any reason relating to the Company, or the shares purchased hereby, or the disclosure of information herein or otherwise in the market, or not.

ARTICLE IX

MISCELLANEOUS

9.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

9.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

9.3 This Agreement may not be amended except by written consent of both parties.

9.4 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

To Seller: Michael A. Littman Atty. Defined Benefit Plan

To Buyer: TPT Global Tech, Inc.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

9.5 Further Assurances. The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which

are, in the requesting party's reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement.

9.6 Adequate Consideration. This Agreement is fully supported by mutual full, fair, adequate and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and which considerations are contained in the provisions hereof in the individual paragraphs.

9.7 Headings. The headings contained in this Agreement are for convenience and reference purposes only, and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

9.8 Opportunity to Consult With Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement.

9.9 Modified Only in Writing. This Agreement may only be modified by express written agreement of the Parties.

9.10 Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not effect the remaining provisions, which shall remain fully valid, binding, and enforceable.

9.11 No Drafting Party. No party shall be deemed the "drafting party" of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

9.12 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

9.13 Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

9.14 Authority/Capacity/Entities. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

9.15 Knowing and Voluntary Agreement. The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

9.16 Parties to Bear Their Own Fees and Costs. The Parties shall each be responsible for and pay all of their own fees and costs, including but not limited to all attorneys' fees.

IN WITNESS WHEREOF, the parties have executed this Agreement which is to be effective the 30th day of September, 2020.

BUYER
TPT Global Tech, Inc.
Stephen Thomas
CA13103E44A247C...

Seller
Michael A. Littman, Atty. Defined Benefit Plan

By: